CANCELLATION AGREEMENT

CANCELLATION AGREEMENT (this “Agreement”), dated as of February 21, 2012, is by and between SILVER HORN MINING LTD., a Delaware corporation (the “Company”) and Daniel Bleak, the Chairman, Chief Executive Officer and Chief Financial Officer of the Company.

Mr. Bleak, being the owner of an option (the “Bleak Option”) to purchase up to 30,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Silver Horn Mining Ltd. (the “Company”) pursuant to a stock option agreement (the “Option Agreement”) with the Company dated as of May 2, 2011, hereby agrees to cancel, waive, relinquish and disclaim in all respects the Bleak Option, all shares of Common Stock or other securities of the Company underlying the Bleak Option, and any rights or benefits provided to him under the Option Agreement.

This letter shall constitute the full agreement of the parties.

DANIEL BLEAK

/s/ Daniel Bleak

Acknowledged and accepted:

SILVER HORN MINING LTD.

By: /s/ Daniel Bleak
Name: Daniel Bleak
Title: Chief Executive Officer